Exhibit 99.1

FOR IMMEDIATE RELEASE

May 1, 2018

Owens & Minor Completes Acquisition of Halyard Health’s

Surgical & Infection Prevention (S&IP) Business

Strategic acquisition completed for $710 million

Transaction propels O&M into new markets around the world and expands platforms for growth

RICHMOND, VA – May 1, 2018 – Owens & Minor (NYSE: OMI) announced today that it completed the acquisition of the surgical and infection prevention (“S&IP”) business of Halyard Health, Inc., on April 30, 2018, for approximately $710 million in cash, subject to certain adjustments as provided in the Amended and Restated Purchase Agreement. With the acquisition of the Halyard S&IP business, a recognized leader in its segment, Owens & Minor takes a significant step in transforming its business into a global healthcare solutions provider. This transaction expands Owens & Minor’s reach into new markets around the world, develops its presence in the medical products segment, and opens new channels for growth. The acquisition will also add greater scale to Owens & Minor’s existing own-brand product portfolio and help to expand the company’s addressable markets.

“With the completion of this transaction—the largest in Owens & Minor’s history—we have achieved a key step in our strategy, which positions us for more profitable growth as we continue to transform the company,” said P. Cody Phipps, Chairman, President & Chief Executive Officer of Owens & Minor. “The S&IP business provides a global manufacturing network, a strong pipeline of new products, and a successful track record of product development. Additionally, the S&IP business will add scale to our existing own-brand product portfolio and our global sales team, contributing to expansion of the markets we serve. We are very pleased to welcome the Halyard Health S&IP teammates and their exceptional products and capabilities to the Owens & Minor family.”

The S&IP business is a leading global provider of medical supplies and solutions for the prevention of    healthcare-associated infections across acute care and non-acute care markets around the globe. S&IP’s surgical and infection prevention offerings range from sterilization wraps, surgical drapes and gowns, facial protection and protective apparel to medical exam gloves. Highly regarded in the industry, recognized S&IP brands include surgical drape products such as AEROBLUE and AEROCHROME; exam gloves including PURPLE, LAVENDER and STERLING; and sterilization wraps such as ONE-STEP, QUICK CHECK and SMART-FOLD.

“The S&IP transaction enhances our ability to execute our strategy and pursue growth opportunities in 90 countries around the world, and will further position us to achieve sustainable, profitable growth with its leading portfolio of surgical and infection prevention products and global manufacturing capabilities,” said Richard Meier, EVP, Chief Financial Officer and President-International. “Strategically and financially attractive, the transaction gives us a highly regarded portfolio of products, while further enabling our ability to provide value for our customers. We believe this will enhance our ability to respond quickly to a changing healthcare industry by focusing on unique product solutions and value-enhancing bundles as we expand into more clinically relevant points of care.”

Owens & Minor’s transformation strategy is anchored by several key initiatives, including building the most intelligent route to market, expanding along the continuum of care, becoming a leading outsourcer for manufacturers, and offering data and analytics services.

With the S&IP transaction, Owens & Minor expects to acquire approximately $1 billion in revenues. Owens & Minor expects that annual pre-tax synergies will reach approximately $13.5 million in the next 12 months and approximately $40 million over the next three years. As previously discussed, Owens & Minor is financing the transaction with a combination of cash and debt. Owens & Minor expects the transaction to be accretive to non-GAAP diluted earnings per share in 2018, and increasingly accretive thereafter.

BofA Merrill Lynch and Lazard acted as lead financial advisors to Owens & Minor. Citigroup also provided advice to Owens & Minor. Simpson Thacher & Bartlett, LLP acted as lead legal counsel to Owens & Minor; while Eversheds Sutherland provided legal counsel on international legal matters, and Hyman, Phelps & McNamara, P.C. provided legal counsel on regulatory matters.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward-looking” statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of Owens & Minor and the S&IP business and any projections of earnings, revenues, synergies or other financial or operational items related to the S&IP business. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Important factors that could cause actual events or results to be materially different from our expectations with respect to the transaction with Halyard include, but are not limited to: the effect of the announcement of the completion of the S&IP acquisition on our business relationships, operating results, share price or business generally; the outcome of any legal proceedings that may be instituted against us related to the S&IP acquisition; and the failure to realize the expected synergies resulting from the S&IP acquisition. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain other known risk factors that could cause our actual results to differ materially from our current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, we can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. We specifically disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Owens & Minor uses its web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With 17,000 dedicated teammates serving healthcare industry customers in 90 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point-of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor has annualized revenues exceeding $10 billion, including contributions from Halyard Health S&IP. Founded in 1882, Owens & Minor has operated continuously from its Richmond, Virginia, headquarters. Today, the company now has distribution, production, customer service and sales facilities located across Asia, Europe, Latin America, and the U.S. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACTS:

Truitt Allcott, Director, Investor & Media Relations, 804-723-7555, truitt.allcott@owens-minor.com

Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, chuck.graves@owens-minor.com

SOURCE: Owens & Minor